Exhibit No. 3
Form 10KSB
SPM Group, Inc.

                       ARTICLES OF AMENDMENT
                              TO THE
                     ARTICLES OF INCORPORATION
                                OF
                         S P M GROUP, INC.

      Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is S' P M Group., Inc.

       SECOND: The following amendments were adopted by the shareholders of the Corporation effective August 31, 1979, in the manner prescribed by the Colorado Corporation Act:

     RESOLVED, that ARTICLE IV of the Articles of Incorporation of this Corporation be, and it hereby is, amended to read as follows:

     "The authorized capital stock of the Corporation shall consist of 30,000,000 shares of common stock with no par value. Each issued and outstanding share of the Corporation's common stock, no par value, as of August 31, 1979, shall be exchanged for 2.3 shares of common stock, no par value."

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 4,993,478 and the number of shares entitled to vote thereon was 4,993,478.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class                         Number of Shares

Common Stock, no par value         4,993,478

      FIFTH: The number of shares voted for such amendment was 4,993,478 shares; and the number of shares voted against such amendment was -0- .

      SIXTH:  The number of shares of each class entitled to  vote
thereon   as  a  class  voted  for  and  against  such  amendment,
respectively, was:

   Class                          Number of Shares Voted
                                     For          Against
Common Stock, no par value         4,993,478          -0-

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      SEVENTH: The manner, if not set forth in such amendment,  in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is set forth in the amendment set forth above relating to the capital stock.

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